                                                                     Exhibit 2.1
                                                                     -----------

                                                                [EXECUTION COPY]


================================================================================



                               PURCHASE AGREEMENT


                                  BY AND AMONG


                          THE PLANK COMPANIES, L.P.,


                           THE PLANK COMPANIES, INC.,


                            PLANK MANAGEMENT, INC.,


                               MICHAEL J. PLANK,

                                      AND


                         NES SHORING ACQUISITION, INC.


                           DATED AS OF JULY 31, 1999


================================================================================

                               TABLE OF CONTENTS



                                                                          Page
ARTICLE I

     DEFINITIONS.........................................................  1

     1.1  Definitions....................................................  1
          -----------
     1.2  Other Definitional Provisions..................................  6
          -----------------------------
     1.3  Cross Reference of Other Definitions...........................  7
          ------------------------------------


ARTICLE II

     PURCHASE AND SALE OF OWNERSHIP INTERESTS............................  8

     2.1  Purchase of Partnership Interests..............................  8
          ---------------------------------
     2.2  Purchase Price for Acquired Interests and Acquired Shares......  8
          ---------------------------------------------------------
     2.3  Purchase Price Adjustments.....................................  9
          --------------------------
     2.4  Closing Transactions........................................... 10
          --------------------


ARTICLE III

     REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND SELLER...  12

     3.1  Organization and Corporate Power..............................  12
          --------------------------------
     3.2  Authorization of Transactions.................................  13
          -----------------------------
     3.3  Capitalization................................................  14
          --------------
     3.4  Subsidiaries; Investments.....................................  15
          -------------------------
     3.5  Absence of Conflicts..........................................  15
          --------------------
     3.6  Financial Statements and Related Matters......................  15
          ----------------------------------------
     3.7  Absence of Undisclosed Liabilities............................  16
          ----------------------------------
     3.8  Absence of Certain Developments...............................  16
          -------------------------------
     3.9  Title to Properties...........................................  18
          -------------------
     3.10 Taxes.........................................................  19
          -----
     3.11 Contracts and Commitments.....................................  20
          -------------------------
     3.12 Proprietary Rights............................................  22
          ------------------
     3.13 Litigation; Proceedings.......................................  22
          ------------------------
     3.14 Brokerage.....................................................  22
          ---------
     3.15 Governmental Licenses and Permits.............................  23
          ---------------------------------
     3.16 Employees.....................................................  23
          ---------
     3.17 Employee Benefit Plans........................................  23
          ----------------------
     3.18 Insurance.....................................................  25
          ---------
     3.19 Officers and Directors; Bank Accounts.........................  25
          -------------------------------------
     3.20 Affiliate Transactions........................................  25
          ----------------------
     3.21 Compliance with Laws..........................................  25
          --------------------
     3.22 Environmental Matters.........................................  25
          ---------------------
     3.23 Disclosure....................................................  27
          ----------

     3.24 Closing Date..................................................  27
          ------------

 ARTICLE IV

     REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER AND
     THE SHAREHOLDER....................................................  27

     4.1  Authorization of Transactions.................................  27
          -----------------------------
     4.2  Absence of Conflicts..........................................  27
          --------------------
     4.3  Brokerage.....................................................  28
          ---------
     4.4  Partnership Interests.........................................  28
          ---------------------
     4.5  Closing Date..................................................  28
          ------------



ARTICLE V

     REPRESENTATIONS AND WARRANTIES
     CONCERNING THE PURCHASER...........................................  28

     5.1  Organization and Corporate Power..............................  28
          --------------------------------
     5.2  Authorization.................................................  28
          -------------
     5.3  No Violation..................................................  29
          ------------
     5.4  Governmental Authorities and Consents.........................  29
          -------------------------------------
     5.5  Litigation....................................................  29
          ----------
     5.6  Brokerage.....................................................  29
          ---------
     5.7  Closing Date..................................................  29
          ------------
     5.8  Investment Intent.............................................  29
          -----------------



ARTICLE VI

     INDEMNIFICATION AND RELATED MATTERS................................  29

     6.1  Survival......................................................  29
          --------
     6.2  Indemnification...............................................  30
          ---------------



ARTICLE VII

     ADDITIONAL AGREEMENTS..............................................  34

     7.1  Continuing Assistance.........................................  34
          ---------------------
     7.2  Tax Matters...................................................  34
          -----------
     7.3  Press Releases and Announcements..............................  35
          --------------------------------
     7.4  Further Transfers.............................................  35
          -----------------
     7.5  Specific Performance..........................................  35
          --------------------
     7.6  Transition Assistance.........................................  36
          ---------------------
     7.7  Expenses......................................................  36
          --------
     7.8  Exclusivity...................................................  36
          -----------
     7.9  Books and Records.............................................  37
          -----------------
     7.10 Non-competition, Non-solicitation and Confidentiality.........  37
          -----------------------------------------------------
     7.11 United Rentals Litigation.....................................  40
          -------------------------

     7.12 Employee Benefits.............................................  41
          -----------------
     7.13 No Set-Off....................................................  41
          ----------
     7.14 No Duplication................................................  41
          --------------


ARTICLE VIII

     MISCELLANEOUS......................................................  42

     8.1  Amendment and Waiver..........................................  42
          --------------------
     8.2  Notices.......................................................  42
          -------
     8.3  Binding Agreement; Assignment.................................  43
          -----------------------------
     8.4  Severability..................................................  43
          ------------
     8.5  No Strict Construction........................................  43
          ----------------------
     8.6  Captions......................................................  43
          --------
     8.7  Entire Agreement..............................................  43
          ----------------
     8.8  Counterparts..................................................  43
          ------------
     8.9  Governing Law.................................................  44
          -------------
     8.10 Parties in Interest...........................................  44
          -------------------
     8.11 Arbitration...................................................  44
          ----------

                               INDEX OF EXHIBITS
                               -----------------

Exhibit A  -   Form of Escrow Agreement
Exhibit B  -   Form of Assignment of Partnership Interests
Exhibit C  -   Form of Employment Agreement
Exhibit D  -   Form of Opinion of Counsel to the Company, the Seller and the
               Shareholder
Exhibit E  -   Form of Lease Agreement
Exhibit F  -   Form of Supply Agreement
Exhibit G  -   Form of Opinion of Counsel to the Purchaser


                               INDEX OF SCHEDULES
                               ------------------

Estimated Purchase Price Schedule
Excluded Assets Schedule
Schedule of Partners
Organization Schedule
Schedule of Shares
Subsidiaries Schedule
Conflicts Schedule
Financial Statements Schedule
Absence of Undisclosed Liabilities Schedule
Developments Schedule
Real Property Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Proprietary Rights Schedule
Litigation Schedule
Brokerage Schedule
Permits Schedule
Employees Schedule
Benefit Plans Schedule
Insurance Schedule
Officers, Directors, Partners and Bank Accounts Schedule
Affiliated Transactions Schedule
Environmental Schedule
National Accounts Schedule

                              PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT is made as of July31, 1999, by and among The Plank Companies, L.P., a Delaware limited partnership (the "Operating Company"),
                                                            -----------------
Plank Management, Inc., a Texas corporation (the "Management Company," and
                                                  ------------------
together with the Operating Company, the "Company"), The Plank Companies, Inc.,
                                          -------
a Delaware corporation (the "Seller"), Michael J. Plank  (the "Shareholder") and
                             ------                            -----------
NES Shoring Acquisition, Inc., a Delaware corporation (the "Purchaser").  The
                                                            ---------
Company, the Seller, the Shareholder and the Purchaser are referred to herein collectively as the "Parties" and individually as a "Party."
                     -------                         -----

          WHEREAS, the Seller and the Management Company collectively own beneficially and of record 100% of the outstanding partnership interests of the Company (the "Partnership Interests");
              ---------------------

          WHEREAS, the Seller owns beneficially and of record 100% of the outstanding shares of capital stock of the Management Company;

          WHEREAS, the Shareholder, together with trusts for the benefit of his children, owns beneficially and of record 100% of the outstanding shares of capital stock of the Seller; and

          WHEREAS, the Purchaser desires to acquire from the Seller, and the Seller desires to sell to the Purchaser, all of the Partnership Interests owned by the Seller (collectively, the "Acquired Partnership Interests") and all of
                                  ------------------------------
the shares of capital stock of the Management Company owned by the Seller (the

"Acquired Shares").
----------------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1  Definitions.  For purposes hereof, the following terms, when used
               -----------
herein with initial capital letters, shall have the respective meanings set forth herein:

          "Affiliate" of any Person means any other Person controlling,
           ---------
controlled by or under common control with such first Person, where "control"
                                                                     -------
means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

          "Affiliated Group" means an affiliated group as defined in Section
           ----------------
1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          "Agreement" means this Purchase Agreement, including all Exhibits and
           ---------
Schedules hereto, as it may be amended from time to time in accordance with its terms.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Environmental Affiliates" of any Person means, with respect to any
           ------------------------
particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.

          "Environmental and Safety Requirements" means all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation, any of the above as in effect as of the Closing Date.

          "Environmental Liabilities" means liabilities, losses, damages,
           -------------------------
penalties, fines, obligations, judgments, liens, costs and expenses, claims, actions, causes of action, demands, filings, settlements, investigations, proceedings, arbitrations, mediations, suits or other legal or administrative proceedings, whether civil or criminal, or based on negligence, trespass, intentional tort, strict liability, contribution or indemnification, common or decisional law or otherwise, for or in connection with, or arising in any way from: (i) any obligations arising under or related to Environmental and Safety Requirements; (ii) the exposure of any individual, including without limitation, any Employee, to any Environmental Material; (iii) damage to natural resources, wildlife or the environment; (iv) any Environmental Release or the presence of any Environmental Material on, at, in, upon, under, about, to or from the Company's Assets; (v) the manufacture, distribution in commerce, labeling or use of any Environmental Material; (vi) the generation, disposal, treatment, recycling, storage or transportation, or the arrangement for treatment, recycling, storage, disposal or transportation of any Environmental Material at, in, upon, about, into, to or from any location, or any Environmental Release of any Environmental Material; or (vii) any other matter relating to human health, natural resources, wildlife or the environment.

          "Environmental Lien" means any Lien, whether recorded or unrecorded,
           ------------------
in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Company or any Seller or any Environmental Affiliate of the Company or any Seller arising under any Environmental and Safety Requirement.

          "Environmental Material" means any substance, product, waste or other
           ----------------------
material of any nature whatsoever (a) which is identified, listed, published or defined as a toxic pollutant or hazardous substance, or is otherwise regulated, restricted or addressed under any Environmental and Safety Requirement or (b) which otherwise has any adverse effect upon human health, natural resources, wildlife or the environment.

          "Environmental Matter" means any matter concerning Environmental and
           --------------------
Safety Requirements, Environmental Liabilities, Environmental Liens, Environmental Permits or Environmental Releases.

          "Environmental Permit" means any permit, license, franchise, consent,
           --------------------
certificate of financial responsibility or other authorization or approval of or by any government entity under applicable Environmental and Safety Requirement, application therefor or filing in connection therewith.

          "Environmental Release" means any actual or threatened spilling,
           ---------------------
leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, surface water, groundwater, soil, land surface, sub-surface strata (including the abandonment or discarding of barrels, containers and other closed receptacles).

          "ERISA" means the Employee Retirement Income Security Act of 1974,
           -----
as amended.

          "Excluded Assets" means the assets listed on the Excluded Assets
           ---------------                                 ---------------
Schedule.
--------

          "GAAP" means, at a given time, United States generally accepted
           ----
accounting principles, consistently applied.

          "Hazardous Substance" shall have the meaning ascribed to it under
           -------------------
CERCLA.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "Indebtedness" of any Person means, without duplication: (a)
           ------------
indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; and (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA.

          "Insider" means, any officer, director, stockholder, partner or
           -------
Affiliate, as applicable, of the Company or any of its Affiliates or any immediate family member of such Person (including, without limitation, any Person related by marriage or adoption to any such individual) or any entity in which any such Person owns a 10% or greater interest.

          "Knowledge" means with respect to an individual, the actual knowledge
           ---------
without any implied duty of investigation, and with respect to the Company, the actual knowledge of the Shareholder or any director or executive officer of the Company or the Seller without any implied duty to investigate.

          "Licenses" means all permits, licenses, franchises, certificates,
           --------
approvals and other authorizations of foreign, federal, state and local governments or other similar rights.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
easement, restriction, charge, or other lien.

          "Loss" means, with respect to any Person, any diminution in value,
           ----
liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing.

          "Material Adverse Effect" means any material adverse effect on the
           -----------------------
business, financial condition, operations, or results of operations of the Company and its Subsidiaries taken as a whole.

          "NES" means National Equipment Services, Inc., a Delaware corporation.
           ---

          "Net Equity" means (i) the book value of the Operating Company's
           ----------
assets minus (ii) the book value of the Operating Company's liabilities (excluding (1) all Indebtedness of the Operating Company and its Subsidiaries and all fees, expenses and prepayment premiums and penalties (if any) which are or would be incurred by the Operating Company and its Subsidiaries in connection with the repayment of such Indebtedness and the release of any guaranties related thereto, but not including accrued income taxes and (2) all inter-company Indebtedness owing to any Affiliates of the Operating Company (which shall exclude trade payables incurred in the Ordinary Course of Business), determined on a consolidated basis in a manner consistent with the Operating Company's accounting practices exhibited in the formulation of the Latest Balance Sheet attached to the Financial Statements Schedule.
                              -----------------------------

          "Ordinary Course of Business" means the ordinary course of the
           ---------------------------
Company's or its Subsidiaries' business consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally).

          "Partnership Agreement" means the Limited Partnership Agreement of the
           ---------------------
Operating Company.

          "Permitted Encumbrances" means:  (A) statutory liens for current taxes
           ----------------------
or other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested; (B) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which could not, individually or in the aggregate, have a Material Adverse Effect; (C) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; and (D) covenants, conditions, restrictions, easements and other matters of record affecting title to the Real Property which do not unreasonably interfere with the current use, occupancy, or value, or the marketability of title, of the Real Property.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

          "Post-Closing Environmental Liability" means Environmental Liabilities
           ------------------------------------
resulting solely from acts or omissions occurring or conditions created after the Closing Date.

          "Pre-Closing Environmental Liability" means Environmental Liabilities
           -----------------------------------
relating to or resulting from acts or omissions occurring or conditions created prior to the Closing Date under laws in existence on the Closing Date.

          "Proprietary Rights" means any and all patents, patent applications,
           ------------------
trademarks, internet domain names, service marks, trademark or service mark applications and registrations, trade and corporate names, copyrights, copyright applications and registrations, trade secrets, know-how, technology, computer software and software systems, business and marketing plans, customer and supplier lists, confidential information and all other proprietary property, rights and interests.

          "Release" shall have the meaning set forth in CERCLA.
           -------

          "Subsidiary" means, with respect to any Person, any corporation a
           ----------
majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls a managing director or general partner of such partnership, association or other business entity.

          "Tax Returns" means returns, declarations, reports, claims for refund,
           -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Taxes" means any federal, state, local, or foreign income, gross
           -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Transaction Documents" means this Agreement, and all other
           ---------------------
agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated pursuant to the Code.

          1.2  Other Definitional Provisions.
               -----------------------------

          (a)  Accounting Terms.  Accounting terms which are not otherwise
               ----------------
defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

          (b)  "Hereof," etc.  The terms "hereof," "herein" and "hereunder" and
                -------------
terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, clauses, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (c)  Successor Laws.  Any reference to any particular Code section or
               --------------
any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

          1.3  Cross Reference of Other Definitions.  Each capitalized term
               ------------------------------------
listed below is defined in the corresponding Section of this Agreement:

Term                                               Section
----                                               -------

Acquired Partnership Interests                     Recitals
Acquired Shares                                    Recitals
Actual Net Equity                                  2.3(b)
Applicable Limitation Date                         6.1
Arbitrators                                        8.11
Cap                                                9.2(b)(ii)
Cash Portion                                       2.2
Closing                                            2.4(a)
Closing Date                                       2.4(a)
Closing Review                                     2.3(b)
Closing Transactions                               2.4(b)
COBRA                                              3.17(a)
Company                                            Preface
Confidential Information                           7.10(c)
Creditors Rights Exception                         3.2 (a)
Disputing Person                                   8.11
Draft Computation                                  2.3(b)
Employment Agreement                               2.4 (a)
ERISA                                              3.17(a)
Escrow Agent                                       2.2
Escrow Agreement                                   2.2
Estimated Net Equity                               2.1
Final Determination                                8.11
Financial Statements                               3.6(a)
Firm                                               2.3(b)
Indemnified Party                                  6.2(e)
Indemnifying Party                                 6.2(e)
Escrow Account                                     2.2
HSR Filing                                         3.5
Institute                                          8.11
Latest Balance Sheet                               3.6(a)
Leased Properties                                  3.9(b)
Leases                                             2.4(a)
Marks                                              7.10(d)
Net Equity Shortfall                               2.3(b)
Net Stockholders Equity                            2.3(c)
Non-compete Period                                 7.10 (a)
Non-compete Payment                                7.10 (a)
Non-competing Parties                              7.10 (a)
Notice of Arbitration                              8.11

Objection Notice                                   2.3(b)
Party                                              Preface
Partnership Interests                              Recitals
Pending Claim                                      2.4
Permitted Affiliates                               7.10(d)
Purchase Price                                     2.2
Purchaser                                          Preface
Purchaser Parties                                  9.2(a)
Rules                                              8.11
Seller                                             Preface
Seller Parties                                     6.2(c)
Services                                           7.10(d)
Shareholder                                        Preface
Shares                                             3.3
Supply Agreement                                   2.4(a)
Transaction Expenses                               7.7
URI Suit                                           7.11

                                  ARTICLE II

                   PURCHASE AND SALE OF OWNERSHIP INTERESTS
                   ----------------------------------------

          2.1  Purchase of Partnership Interests.  On and subject to the
               ---------------------------------
terms and conditions set forth in this Agreement, on the Closing Date, the Purchaser shall purchase from the Seller, and the Seller shall sell and transfer to the Purchaser, all of the Partnership Interests owned by such Seller as such ownership is set forth on the Schedule of Partners attached hereto, free and
                              --------------------
clear of any Liens (other than those under the Partnership Agreement or the Delaware Revised Uniform Limited Partnership Act), and the Purchaser shall purchase from the Seller, and the Seller shall sell and transfer to the Purchaser, all of the Shares owned by such Seller as such ownership is set forth on the Schedule of Shares, free and clear of any Liens. Attached as the
       ------------------
Estimated Purchase Price Schedule is a good faith estimate, using the Operating
---------------------------------
Company's available financial information, of the Net Equity as of the close of business on June 30, 1999 (such estimate in the amount of $21,837,690 is referred to as the "Estimated Net Equity").
                    --------------------

          2.2  Purchase Price for Acquired Interests and Acquired Shares. The
               ---------------------------------------------------------
aggregate purchase price to be paid to the Seller for the Acquired Partnership Interests and the Acquired Shares (the "Purchase Price") is $86,486,938, which
                                        --------------
is the sum of (a) (i) $82,200,000 plus (ii) $1,736,938 (which is the amount equal to the excess of the Estimated Net Equity over $20,100,752) (as adjusted, the "Cash Portion") and (b) the Purchaser shall deposit $2,550,000 into an
     ------------
escrow account (the "Escrow Account") established pursuant to the terms
                     --------------
and conditions of the escrow agreement in the form of Exhibit A attached hereto
                                                      ---------
by and among the parties hereto and American National Bank and Trust Company, as escrow agent, dated as of the date hereof, a copy of which is attached hereto. The Escrow Account shall be available to satisfy any amounts owing to the Purchaser pursuant to Section 2.3 and/or Section 6.2. In addition, the Purchaser shall make the $250,000 Non-compete Payment described in Section 7.10
(a). The Cash Portion is subject to adjustment pursuant to Section 2.3.

Ninety-nine percent (99%) of the Purchase Price shall be for the Acquired Partnership Interests and one percent (1%) of the Purchase Price shall be for the Acquired Shares.

          2.3  Purchase Price Adjustments.
               --------------------------

          (a)  Post-Closing Adjustment for Net Equity. Within 90 days after the
               --------------------------------------
Closing Date, the Purchaser and its auditors will conduct a review (the "Closing
                                                                         -------
Review") of the Net Equity as of the close of business on July 31, 1999 and will
------
prepare and deliver to the Seller a computation of the Net Equity as of the close of business on July 31, 1999 (the "Draft Computation"). The Purchaser and
                                         -----------------
its auditors will give the Seller and its auditors an opportunity to observe the Closing Review and will make available to such Persons all records and work papers used in preparing the Draft Computation. The Purchaser and its auditors shall provide full cooperation to the Seller and its auditors, including, without limitation, making available and providing reasonable access to the premises, books and records and employees of the Company. If the Seller disagrees with the computation of the Net Equity reflected on the Draft Computation, the Seller may, within 30 days after receipt of the Draft Computation, deliver a notice (an "Objection Notice") to the Purchaser setting
                                   ----------------
forth the Seller's calculation of the amount of the Net Equity as of the close of business on July 31, 1999. The Purchaser and the Seller will use reasonable efforts to resolve any disagreements as to the computation of the Net Equity, but if they do not obtain a final resolution within 30 days after the Purchaser has received the Objection Notice, the Purchaser and the Seller will jointly retain an independent accounting firm of recognized national or regional standing (the "Firm") to resolve any remaining disagreements. If the Purchaser
               ----
and the Seller are unable to agree on the choice of the Firm, the Firm will be a "big-five" accounting firm selected by lot (after excluding one firm designated by the Purchaser and one firm designated by the Seller). The Purchaser and the Seller will direct the Firm to render a determination within 15 days of its retention and the Purchaser, the Seller and their respective agents will cooperate with the Firm during its engagement. The Firm will consider only those items and amounts in the Draft Computation set forth in the Objection Notice which the Purchaser and the Seller are unable to resolve. The Firm's determination will be based on the definition of Net Equity included herein.
The determination of the Firm will be conclusive and binding upon the Purchaser and the Seller. The Purchaser and the Seller shall bear the costs and expenses of the Firm based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. The amount of the Net Equity, as finally determined pursuant to this Section 2.3(a), is referred to herein as the "Actual Net Equity." If the Actual Net
                                      -----------------
Equity is less than Estimated Net Equity, the Purchaser shall be entitled to receive from the Escrow Account, within two (2) business days after the determination thereof, the amount of such shortfall (the "Net Equity
                                                          ----------
Shortfall"); provided, however, that if the amount then left in the Escrow
             --------  -------
Account is less than the amount of the Net Equity Shortfall, the Seller shall pay to the Purchaser, within two (2) business days after the determination of the Actual Net Equity, the amount by which the Escrow Account is less than Net Equity Shortfall by wire transfer or delivery of other immediately available funds. Additionally, if the Actual Net Equity are greater than the Estimated Net Equity, the Purchaser shall pay to the Seller, within two (2) business days after the determination of the Actual Net Equity, the amount of such excess by wire transfer or delivery of other immediately available funds.

          (b)  Accounts Receivable Adjustment.  In addition to any other
               ------------------------------
adjustments set forth in this Agreement, the Purchase Price will be reduced dollar-for-dollar by the aggregate amount of the accounts receivable of the Company taken into account in determining Actual Net Equity (net of any aggregate amount accrued for doubtful accounts in accordance with GAAP and net of any applicable credits for sales tax and returns of items consistent with past custom and practice, but in each case, to the extent such allowances and credits are taken into account as deductions in determining Actual Net Equity) (the "Net Accounts Receivable"), which are uncollected by the Company or its
      -----------------------
Subsidiaries (the "Uncollected Receivables Amount") as of the 120th day
                   ------------------------------
following the Closing Date (the "Receivables Determination Date").  If there is
                                 ------------------------------
an Uncollected Receivables Amount, the Purchaser shall be entitled to receive the Uncollected Receivables Amount from the Escrow Account within two (2) business days after the Receivables Determination Date; provided, however, that
                                                        --------  -------
if the amount then left in the Escrow Account is less than the amount of the Uncollected Receivables Amount, the Seller shall pay to the Purchaser, within two (2) business days after the Receivables Determination Date, the amount by which the Escrow Account is less than Uncollected Receivables Amount by wire transfer or delivery of other immediately available funds. If the amounts collected in respect of Net Accounts Receivable exceeds the amount of Net Accounts Receivable, then the Purchaser shall pay to the Seller, within two business days after the determination of such amount, the amount of any such excess by wire transfer or delivery of other immediately available funds. The Company shall not be required to retain a collection agency, bring any suit, or take any other action out of the Ordinary Course of Business to collect any of the Net Accounts Receivable; provided that the Company shall use efforts equal to those it then employs with respect to the collection of accounts receivable consistent with the Company's practices prior to the Closing to collect such Net Accounts Receivable, and it shall not, without the written consent of the Shareholder, compromise, forgive, delay the time for collection or otherwise lessen any other obligation with respect to the Net Accounts Receivable, except where to do so would be consistent with past practices and would not involve in excess of 10% of the amount then outstanding for the account in question. To the extent that the Company has not collected the full amount of the Net Accounts Receivable and the Purchaser has been compensated therefor in accordance with this Section, the Company shall (i) assign any such uncollected Net Accounts Receivable to the Seller, (ii) reasonably assist in the collection of such Net Accounts Receivables, (iii) give the Seller any records or other written, electronic or other data used in connection with its efforts to collect such Net Accounts Receivable, and (iv) shall immediately remit to the Seller any amounts received by and in respect of any Net Accounts Receivable following the time of the assignment of such uncollected Net Accounts Receivable. For the purpose of determining amounts collected by the Company with respect to the Net Accounts Receivable, (i) if an account debtor specifies that a payment should be applied to a particular invoice, such payment shall be applied to such invoice and (ii) if an account debtor does not specify to which invoice payment should be applied, such payment shall be applied to the oldest outstanding invoice due from that account debtor.

          2.4  Closing Transactions.
               --------------------

          (a)  Closing.  The closing of the transactions contemplated by this
               -------
Agreement (the "Closing") shall take place at a mutually agreeable place
                -------
commencing at 10:00 a.m. on the date hereof. The date and time of the Closing are herein referred to as the "Closing Date."
                               ------------

          (b)     Closing Transactions. The Parties shall consummate the
                  --------------------
following transactions (the "Closing Transactions") on the Closing Date:
                             --------------------

          (i) Seller shall deliver to the Purchaser an Assignment of Partnership Interest in substantially the form of Exhibit B and shall
                                                       ---------
     deliver to the Purchaser certificates representing the Acquired Shares owned by such Seller, duly endorsed for transfer or accompanied by duly executed stock powers with all requisite state and federal transfer stamps affixed thereto;

          (ii) Purchaser shall deliver to Seller the Cash Portion in immediately available funds;

          (iii) Seller shall pay-off all of the Company's interest bearing Indebtedness for borrowed money as of the Closing Date in immediately available funds, as long as such Indebtedness was taken into account in determining Actual Net Equity, and the Seller shall provide the Purchaser with appropriate pay-off letters and Lien releases with respect to such Indebtedness, to the extent reasonably available;

          (iv)    Purchaser shall deliver to the Shareholder the Non-compete
     Payment;

          (v) Seller shall deliver copies of all written consents given by third parties that are required for the transfer of the Acquired Partnership Interests and Acquired Shares to the Purchaser, and the consummation of the other transactions contemplated hereby or that are required in order to prevent a breach of, a default under, a termination or modification of, or any acceleration of, any obligations under any material contract to which the Company or any of its Subsidiaries is a party to the extent identified on the Contracts Schedule with an asterisk;
                              ------------------

          (vi) Seller shall deliver copies of the resignations of each of the Company's directors and officers effective as of the Closing Date;

          (vii) Seller shall deliver a copy of the employment agreement entered into between the Company and Ronald W. Chilton (the "Employment
                                                                  ----------
     Agreement"), substantially in the form of Exhibit C attached hereto, and
     ---------                                 ---------
     the Employment Agreement shall be in full force and effect;

          (viii) An opinion, dated as of the Closing Date, from Baker & Botts, LLP, counsel to the Company, the Seller and the Shareholder, shall be delivered substantially in the form of Exhibit D attached hereto;
                                            ---------

          (ix) Seller shall deliver copies of revised Lease agreements, with respect to each facility from which the Company now conducts its business (and to the extent that either Michael J. Plank or his mother is the lessor of such facility) (the "Leases"), substantially in the form of Exhibit E
                             ------                                 ---------
     attached hereto, and the Leases shall be in full force and effect;

          (x) The Operating Company and Speed Shore shall have entered into a supply agreement (the "Supply Agreement") substantially in the form of
                              ----------------
     Exhibit F attached hereto.
     ---------

          (xi) An opinion, dated as of the Closing Date, from Kirkland & Ellis, counsel to the Purchaser, shall be delivered substantially in the form of Exhibit G attached hereto;
             ---------

          (xii) Seller shall deliver copies of any written third party and governmental consents, approvals, filings, releases and terminations required in connection with the consummation of the transactions contemplated herein;

          (xiii) Seller shall deliver certified copies of the resolutions of the Company's partners approving the transactions contemplated by this Agreement;

          (xiv) with respect to the Company and each of its Subsidiaries, Seller shall deliver certificates of the secretary of state of such company's jurisdiction of formation or incorporation;

          (xv) Seller shall deliver landlord consents and estoppel certificates from the Company's and each of its Subsidiaries' landlords in form and substance satisfactory to the Purchaser;

          (xvi) Purchaser shall deliver certified copies of the resolutions of the Purchaser's board of directors approving the transactions contemplated by this Agreement;

          (xvii) Seller shall execute and deliver an Assignment of all of its right, title and interest in the service mark "The Underground Equipment Specialist" in form and substance satisfactory to the Purchaser; and

          (xviii) such other documents or instruments as the Purchaser or Seller may reasonably request to effect the transactions contemplated hereby.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                       CONCERNING THE COMPANY AND SELLER
                       ---------------------------------

          As a material inducement to Purchaser to enter into this Agreement, each of the Seller and the Shareholder hereby jointly and severally represents and warrants that as of the date hereof:

          3.1  Organization and Corporate Power.  The Company and each of
               --------------------------------
its Subsidiaries is a partnership or corporation duly organized, validly existing and in good standing under the laws of its state of formation or incorporation. The jurisdictions of formation or incorporation of the Company and each of its Subsidiaries are set forth on the "Organization Schedule"
                                                   ---------------------
attached hereto. The Company and each of its Subsidiaries has all requisite partnership or corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. Correct and complete copies of the Company's and each of its Subsidiaries' articles of incorporation, by-laws, certificate of limited partnership and Partnership Agreement have been furnished to NES, which documents reflect all amendments made thereto at any time prior to the date of this Agreement. Correct and complete copies of the minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company and each of its Subsidiaries have been furnished to the NES. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its certificate of limited partnership, Partnership Agreement, articles of incorporation and by-laws.

          3.2  Authorization of Transactions.
               -----------------------------

          (a)  The Operating Company has all requisite partnership power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated hereby and thereby. Each partner of the Operating Company has made all approvals required by it of the Transaction Documents to which it is a party and has made all authorizations required by it for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby. No other proceedings on the part of the Company or any of its partners or Subsidiaries are necessary to approve and authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby. This Agreement has been and all of the Transaction Documents to which the Operating Company is a party will, at the Closing, have been duly executed and delivered by the Operating Company and when executed and delivered by the other parties thereto, constitute the valid and binding agreements of the Operating Company, enforceable against the Operating Company in accordance with their terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) (the "Creditors Rights Exception").
                        --------------------------

          (b) The Management Company has all requisite corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The Management Company has all corporate approvals required by it of the Transaction Documents to which it is a party and has made all authorizations required by it for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby. No other proceedings on the part of the Company or any of its Subsidiaries are necessary to approve and authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby. This Agreement has been and all of the Transaction Documents to which the Management Company is a party will, at the Closing, have been duly executed and delivered by the Management Company and when executed and delivered by the other parties thereto, constitute the valid and binding agreements of the Management Company, enforceable against the Management Company in accordance with their terms, except for the Creditors Rights Exception.

          (c) Seller has all requisite corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated hereby and thereby.

Seller has made all approvals required by it of the Transaction Documents to which it is a party and has made all authorizations required by it for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby. No other proceedings on the part of the Seller is necessary to approve and authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby. This Agreement has been and all of the Transaction Documents to which the Seller is a party will, at the Closing, have been duly executed and delivered by the Seller and when executed and delivered by the other parties thereto, constitute the valid and binding agreements of the Seller, enforceable against the Seller in accordance with their terms, except for the Creditors Rights Exception.

          3.3  Capitalization.
               --------------

          (a) The authorized, issued and outstanding shares of Management Company consist of 1,000 shares (the "Shares"), of which 1,000 Shares are issued
                                      ------
and outstanding.   All of the issued and outstanding Shares have been duly
authorized, are validly issued, fully paid, and non-assessable, and are held of record and beneficially by the Seller in the amounts set forth on the Schedule
                                                                      --------
of Shares, and are not subject to, nor were they issued in violation of, any
---------
preemptive rights or rights of first refusal, and are owned of record and beneficially by Seller free and clear of all Liens. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Management Company is a party or which are binding upon the Management Company providing for the issuance, disposition or acquisition of any of its Shares (other than this Agreement). There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Management Company. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the Shares of the Management Company. The Management Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Shares.

          (b)  All of the issued and outstanding Partnership Interests are held of record and beneficially by the Seller and the Management Company in the amounts set forth on the Schedule of Partners and are not subject to, nor were
                         --------------------
they issued in violation of, any preemptive rights or rights of first refusal, and are owned of record and beneficially by the Seller and the Management Company as set forth on the Schedule of Partners free and clear of all Liens
                            --------------------
(other than those under the Partnership Agreement or the Delaware Revised Uniform Limited Partnership Act). There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its Partnership Interests (other than this Agreement or the Partnership Agreement). There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no voting trusts, proxies or any other agreements (other than the Partnership Agreement) or understandings with respect to the voting of the Partnership Interests of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Partnership Interests.

          3.4  Subsidiaries; Investments.  Except as set forth on the
               -------------------------
"Subsidiaries Schedule" attached hereto, the Operating Company does not own or
----------------------
hold any shares of stock or any other equity interest in any other Person or any rights to acquire any such stock or other equity interest (except Management Company owns a general partnership interest in the Operating Company). All of the authorized, issued and outstanding shares of capital stock of each of the Operating Company's Subsidiaries (the "Subsidiary Stock") and the class and par
                                       ----------------
value of such Subsidiary Stock are set forth on the Subsidiaries Schedule.  All
                                                    ---------------------
of the issued and outstanding shares of Subsidiary Stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record and beneficially by the Persons and in the amounts set forth on the Subsidiaries Schedule and are not subject to, nor were they issued in violation
---------------------
of, any preemptive rights or rights of first refusal, and are owned of record and beneficially by the respective Persons as set forth on the Subsidiaries
                                                               ------------
Schedule free and clear of all Liens.  There are no outstanding or authorized
--------
options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Operating Company or any of its Subsidiaries is a party or which are binding upon the Operating Company or any of its Subsidiaries providing for the issuance, disposition or acquisition of any capital stock of any of the Operating Company's Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Operating Company's Subsidiaries. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the Subsidiary Stock. Neither the Operating Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Subsidiary Stock.

          3.5  Absence of Conflicts.  Except as set forth on the "Conflicts
               --------------------                               ---------
Schedule" attached hereto, and except for the filing requirements under the HSR
--------
Act (the "HSR Filing"), the execution, delivery and performance of the
          ----------
Transaction Documents and the consummation of the transactions contemplated thereby by the Company and the Seller do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Partnership Interests or the assets of the Company or any of its Subsidiaries, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the certificate of limited partnership or Partnership Agreement of the Operating Company, the articles of incorporation or by-laws of the Management Company or any of its Subsidiaries or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company or any of the Company's Subsidiaries is bound or affected, or any law, statute, rule or regulation to which the Company or any of the Company's Subsidiaries is subject or any judgment, order or decree to which the Company or any of the Company's Subsidiaries is subject.

          3.6  Financial Statements and Related Matters.
               ----------------------------------------

          (a)  Financial Statements.  Attached hereto as the "Financial
               --------------------                           ---------
Statements Schedule" are copies of (i) the Operating Company's unaudited balance
-------------------
sheet as of June 30, 1999 (the "Latest Balance Sheet") and the related
                                --------------------
statements of income and cash flows for the six-month period then ended and (ii) certain information relating to the Operating Company that was included in the audited consolidated balance sheet and statements of income of Seller for the fiscal years ended December 31, 1998 and December 31, 1997 relating to the Operating Company. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (the "Financial Statements") is accurate and
                                       --------------------
consistent with the Operating Company's and its Subsidiaries' books and records (which, in turn, are accurate), present fairly in all material respects the Operating Company's financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared on a consistent basis, subject to changes resulting from normal year-end adjustments for recurring accruals (which shall not be material individually or in the aggregate) and to the absence of footnote disclosure.

          (b)  Receivables.  The Operating Company's and its Subsidiaries' notes
               -----------
and accounts receivable contained in the Latest Balance Sheet are valid receivables and are subject to no valid counterclaims or setoffs, at the aggregate amount recorded on the Operating Company's or its Subsidiaries' books and records as of the Closing, net of an amount of allowances for doubtful accounts and returns which relate to those receivables computed in a manner consistent with GAAP and the accounting practices used in the preparation of the Latest Balance Sheet.

          (c)  Inventory.  The Company's and its Subsidiaries' inventory, net of
               ---------
the reserves applicable to such inventory, consists of a quantity and quality which, except as reflected in such reserve, is usable and saleable in the Ordinary Course of Business.

          3.7  Absence of Undisclosed Liabilities.  Except as set forth on
               ----------------------------------
the Absence of Undisclosed Liabilities Schedule, neither the Company nor any of
    -------------------------------------------
its Subsidiaries has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (i) obligations under contracts or commitments described on the Contracts Schedule
                                                            ------------------
attached hereto or under contracts and commitments which are not required to be disclosed thereon (but not liabilities for breaches thereof), (ii) liabilities reflected on the liabilities side of the Latest Balance Sheet, and (iii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement (none of which is, except as otherwise disclosed in the Schedules, a liability for breach of contract, tort or infringement or a claim or lawsuit); provided, however, that any disclosure set forth on the
                   --------  -------
Absence of Undisclosed Liabilities Schedule is for disclosure purposes only and
-------------------------------------------
shall not be deemed an exception for purposes of the indemnity provisions set forth in Section 6.2. This Section 3.7 does not include Environmental Matters. Representations and warranties regarding Environmental Matters shall be governed by Section 3.22.

          3.8  Absence of Certain Developments.  Except as set forth on the
               -------------------------------
"Developments Schedule" attached hereto and except as expressly contemplated by
 ---------------------
this Agreement, since June 30, 1999, neither the Company nor any of its Subsidiaries has:

          (a) suffered any change (other than a change generally affecting companies having similar lines of business as the Company) that has had or could reasonably be expected to have a

Material Adverse Effect or suffered any theft, damage, destruction or casualty loss in excess of $50,000, to its assets, whether or not covered by insurance or suffered any substantial destruction of the its books and records;

          (b) redeemed or repurchased, directly or indirectly, any Partnership Interests or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any Partnership Interests;

          (c) issued, sold or transferred any Partnership Interests, or any securities convertible, exchangeable or exercisable into Partnership Interests or other equity securities, or warrants, options or other rights to acquire Partnership Interests or any kind of equity interest in the Company or its Subsidiaries;

          (d) incurred or become subject to any liabilities, except liabilities incurred in the Ordinary Course of Business or contemplated by this Agreement;

          (e) subjected any portion of its properties or assets to any Lien (except Permitted Encumbrances or those arising in the Ordinary Course of Business);

          (f) sold, leased, assigned or transferred (including, without limitation, transfers to any Seller or any Insider) a portion of its tangible assets that are material to the Company, except for sales of inventory or leases, rentals, assignments or transfers made in the Ordinary Course of Business, or canceled without fair consideration any material debts or claims owing to or held by it;

          (g) sold, assigned, licensed or transferred (including, without limitation, transfers to any Seller or any Insider) any Proprietary Rights owned by, issued to or licensed to the Company or any of its Subsidiaries (except for transactions contemplated by this Agreement) or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all rights of the Company and its Subsidiaries in such confidential information) or to its Knowledge, received any confidential information of any third party in violation of any obligation of confidentiality binding upon the Company;

          (h) suffered any extraordinary losses or waived any rights of material value;

          (i) incurred any indebtedness for borrowed money (other than indebtedness to finance its working capital needs);

          (j) entered into, amended or terminated any material lease, contract, agreement or commitment, or entered into any other transaction, other than in the Ordinary Course of Business or as contemplated under this Agreement;

          (k) entered into any other material transaction, or materially changed any fundamental business practice;

          (l) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, in each case, other than in the Ordinary Course of Business, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (m) made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (n) incurred material inter-company charges or conducted its cash management customs and practices, in each case, other than in the Ordinary Course of Business (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, and payment of accounts payable and accrued expenses);

          (o) made any capital expenditures or commitments for capital expenditures that aggregate in excess of $150,000;

          (p) made any loans or advances to, or guarantees for the benefit of, any Persons;

          (q) made charitable contributions or pledges, in each case other than in the Ordinary Course of Business or those that do not in the aggregate exceed $20,000;

          (r) changed (or authorized any change) in its certificate of limited partnership, Partnership Agreement, articles of incorporation or by-laws; or

          (s)  agreed or committed to do any of the foregoing.

           3.9 Title to Properties.
               -------------------

          (a)  Owned Properties. Neither the Company nor any of its Subsidiaries
               ----------------
owns any real property.

          (b)  The leases and subleases described on the "Real Property
                                                          -------------
Schedule" attached hereto (the "Leased Properties,") constitute all of the
--------                        -----------------
leases and subleases under which the Company or any of its Subsidiaries holds leasehold or subleasehold interests in real property. The real property leases and subleases described on the Real Property Schedule are valid, binding,
                               ----------------------
enforceable and in full force and effect and have not been modified (except to the extent disclosed in the documents delivered to NES), and the Company or one or more of its Subsidiaries holds a valid and existing leasehold interest under such leases or subleases to which it is a party for the term set forth on the Real Property Schedule. The Company has delivered to NES complete and accurate
----------------------
copies of each of the leases or subleases described on the Real Property
                                                           -------------
Schedule. With respect to each lease and sublease listed on the Real Property
--------                                                        -------------
Schedule and except as contemplated by the Leases or contemplated by this
--------
Agreement:

          (i) the lease or sublease shall continue to be legal, valid, binding, enforceable against the lessor party thereto (other than as a result of the Creditors Rights Exception) and in full force and effect on identical terms immediately following the Closing;

          (ii) neither the Company, any of its Subsidiaries nor any other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease;

          (iii) no party to the lease or sublease has to the Knowledge of the Company repudiated any provision thereof and there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (iv) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (v) all buildings, improvements or other property leased or subleased thereunder have received all approvals of governmental authorities required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations; and

          (c)    The real property described on the Real Property Schedule
                                                    ----------------------
constitutes all of the real property used or occupied by the Company or any of its Subsidiaries.

          (d) Except as set forth on the "Assets Schedule" attached hereto, the Company or one or more of its Subsidiaries owns good and marketable title to, or a valid leasehold interest in, free and clear of all Liens (other than Permitted Encumbrances), all of the personal property and assets which are shown on the Latest Balance Sheet or acquired thereafter which it purports to own.

          (e) The buildings, machinery, equipment, personal properties, vehicles and other tangible assets of the Company or its Subsidiaries purported to be owned or used in connection with the Real Property are operated in substantial conformity with all applicable laws and regulations, are in good condition and repair, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business. To the Company's knowledge, the Company or one or more of its Subsidiaries owns or leases under valid leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries.

          (f) This Section 3.9 does not include Environmental Matters. Representations and warranties regarding Environmental Matters shall be covered by Section 3.22.

          3.10   Taxes.  Except as set forth on the "Taxes Schedule" attached
                 -----                               --------------
hereto, (i) the Company and each of its Subsidiaries has timely filed or shall timely file all Tax Returns which are required to be filed on or before the Closing Date, and all such Tax Returns are true, complete and accurate, (ii) all Taxes due and payable by the Company or any of its Subsidiaries have been paid or shall be paid by the Company, such Subsidiary or the Seller on or before the Closing Date and all Taxes accrued but not yet due are shown on the Latest Balance Sheet or are set forth on the Taxes Schedule and no Taxes are
                                      --------------
delinquent, (iii) no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against the Company or any of its Subsidiaries and neither the Company nor any Seller reasonably expects that any such assertion or assessment of Tax liability will be made, (iv) neither the Company nor any of its Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority, (v) neither the Company nor any of its Subsidiaries has been a member of an Affiliated Group, (vi) no claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to Taxes assessed by such jurisdiction,
(vii) neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision or state, local or foreign Tax law), as a transferee, by contract, or otherwise, and (viii) the Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Taxes Schedule contains a list
                                                 --------------
of states, territories and jurisdictions (whether foreign or domestic) in which the Company and each of its Subsidiaries is required to file Tax Returns.

          3.11   Contracts and Commitments.
                 -------------------------

          (a) Except as specifically contemplated by this Agreement and except as set forth on the "Contracts Schedule" attached hereto, neither the
                            ------------------
Company nor any of its Subsidiaries is a party to or bound by, whether written or oral, any:

          (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal;

          (ii) any contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or any severance agreements providing for an annual salary in excess of $50,000;

          (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien (other than Permitted Encumbrances) on any of its assets;

          (iv)   agreements with respect to the lending or investing of funds;

          (v)    royalty agreements;

          (vi) guaranty of any obligation, other than endorsements made for collection;

          (vii) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $50,000 annually;

          (viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it (other than leases of equipment in the Ordinary Course of Business);

          (ix) contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties and involving more than $50,000 annually;

          (x) contract which prohibits it from freely engaging in business anywhere in the world (other than agreements which prescribe sales territories to the Company); or

          (xi) other agreement material to it not entered into in the Ordinary Course of Business other than those contracts set forth in the Schedules hereto and specifically cross-referenced on the Contracts Schedule.
                                                     ------------------

          (b)    Except as disclosed on the Contracts Schedule, (i) to the
                                            ------------------
Knowledge of the Company, no contract or commitment required to be disclosed on the Contracts Schedule has been breached or cancelled by the other party and the
    ------------------
Company, its Subsidiaries and the Seller have no Knowledge of any anticipated breach by any other party to any contract required to be set forth on the Contracts Schedule, (ii) no customer or supplier has indicated in writing or
------------------
orally to the Company, any of its Subsidiaries or any Seller that it shall stop or decrease the rate of business done with the Company or any of its Subsidiaries or that it desires to renegotiate its contract or current arrangement with the Company of any of its Subsidiaries, (iii) the Company and each of its Subsidiaries has, and to the Company's Knowledge each other party has, in all material respects performed all the obligations required to be performed by it in connection with the material contracts or commitments required to be disclosed on the Contracts Schedule and is not in default under
                                ------------------
or in breach of any contract or commitment required to be disclosed on the Contracts Schedule, and no event has occurred which with the passage of time or
------------------
the giving of notice or both would result in a default or breach thereunder,
(iv) neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing any obligation pursuant to any contract required to be set forth on the Contracts Schedule, and (v) each agreement
                                ------------------
required to be set forth on the Contracts Schedule is, to the Company's
                                ------------------
Knowledge, a valid and binding obligation of the other parties thereto other than as a result of the Creditors Rights Exception.

          (c) The Seller has provided NES with a true and correct copy of all written contracts which are required to be disclosed on the Contracts Schedule,
                                                            ------------------
in each case together with all amendments, waivers or other changes thereto (all of which are disclosed on the Contracts Schedule). The Contracts Schedule
                               ------------------        ------------------
contains an accurate in all material respects and complete description of all material terms of all oral contracts required to be set forth thereon.

          3.12  Proprietary Rights.
                ------------------

          (a)   The "Proprietary Rights Schedule" attached hereto sets forth a
                     ---------------------------
complete and correct list of: (i) all patented, registered or applied for Proprietary Rights currently owned or used by the Company or any of its Subsidiaries; (ii) all trade names, unregistered trademarks and material unregistered copyrights currently owned or used by the Company or any of its Subsidiaries; (iii) all licenses or other agreements to which the Company or any of its Subsidiaries is a party, either as licensee or licensor, for any Proprietary Rights.

          (b)   Except as set forth on the Proprietary Rights Schedule, (i) the
                                           ---------------------------
Company or one or more of its Subsidiaries owns or has the right to use all Proprietary Rights necessary for the operation of the Company's and each of its Subsidiaries' businesses as currently conducted; (ii) neither the Company nor any of its Subsidiaries has received within the last two years any written notices of invalidity, infringement or misappropriation from any third party with respect to any such Proprietary Rights; (iii) to the Company's Knowledge, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Proprietary Rights of any third parties; and (iv) to the actual knowledge of each of the officers, directors and persons charged with the responsibility for maintaining the Proprietary Rights of the Company and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Company or any of its Subsidiaries.

          (c) The transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any of its Subsidiaries' right, title and interest in and to any of their Proprietary Rights.

          3.13  Litigation; Proceedings.  Except as set forth on the
                -----------------------
"Litigation Schedule" attached hereto, there are no actions, suits, proceedings,
--------------------
orders, judgments, decrees or investigations pending or, to the actual knowledge of the officers, directors and persons charged with overseeing the legal affairs and risk management of the Company and its Subsidiaries, threatened to which the Company or any of its Subsidiaries is or may be a party at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of the Company or any of its Subsidiaries there is no basis for any of the foregoing. Neither the Company nor any of its Subsidiaries is in violation of any outstanding order, judgment or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator. This Section 3.13 does not include Environmental Matters. Representations and warranties regarding Environmental Matters shall be governed exclusively by Section 3.22.

          3.14  Brokerage.  Except as set forth on the "Brokerage Schedule"
                ---------                               ------------------
attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries.

          3.15  Governmental Licenses and Permits.  The "Permits Schedule"
                ---------------------------------        ----------------
attached hereto contains a complete listing of all material Licenses owned or possessed by the Company or any of its Subsidiaries or used by the Company or any of its Subsidiaries in the conduct of their respective businesses. Except as indicated on the Permits Schedule, the Company and each of its Subsidiaries
                    ----------------
owns or possesses all Licenses which are reasonably necessary to conduct its business as presently conducted. No loss or expiration of any License is pending or, to the Company's or any of its Subsidiaries' Knowledge, threatened (including, without limitation, as a result of the transactions contemplated
hereby) other than expiration in accordance with the terms thereof.   This
Section 3.15 does not include Environmental Matters. Representations and warranties regarding Environmental Matters shall be governed exclusively by
Section 3.22.

          3.16  Employees.  Except as set forth on the "Employees Schedule"
                ---------                               ------------------
attached hereto, to the Knowledge of the Company or any of its Subsidiaries, no key executive employee and no group of employees or independent contractors of the Company or any of its Subsidiaries has any plans to terminate his, her or its employment or relationship as an independent contractor with the Company or such Subsidiary within six months of the Closing Date. Except as set forth on the Employees Schedule, the Company and each of its Subsidiaries have complied
    ------------------
with all applicable laws relating to the employment of personnel and labor. Except as set forth on the Employees Schedule, neither the Company nor any of
                           ------------------
its Subsidiaries has in the past year experienced any strikes, grievances, unfair labor practices claims or other material employee or labor disputes. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice. Neither the Company nor any of its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries.

          3.17  Employee Benefit Plans.
                ----------------------

          (a)   Except as set forth on the "Benefit Plans Schedule" attached
                                            ----------------------
hereto, with respect to current or former employees of the Company and each of its Subsidiaries, neither the Company nor any of its Subsidiaries maintains or contributes to or has any actual or potential liability with respect to any (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), (iii)
                                                              -----
employee benefit plans, (as defined in Section 3(1) of ERISA), or (iv) stock option or stock purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated. Neither the Company nor any of its Subsidiaries has ever contributed to any multiemployer plan (as defined in Section 3(37) of ERISA), and neither the Company nor any of its Subsidiaries has ever maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA). Neither the Company nor any of its Subsidiaries maintains or contributes to any employee benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code ("COBRA").
  -----

          (b) The employee benefit plans (and related trusts and insurance contracts) set forth on the Benefit Plans Schedule comply in form and in
                            ----------------------
operation in all respects with the
requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof. All contributions, premiums or payments under or with respect to each employee benefit plan listed on the Benefit Plans
                                                                  -------------
Schedule which are due on or the Closing Date have been paid on a timely basis.
--------

          (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to the employee benefit plans set forth on the Benefit Plans Schedule
                                                       ----------------------
have been properly and timely filed with the appropriate government agency and distributed to participants as required. The Company and each of its Subsidiaries have complied with the requirements of COBRA.

          (d) With respect to each employee benefit plan set forth on the Benefit Plans Schedule, (i) there have been no prohibited transactions as
----------------------
defined in Section 406 of ERISA or Section 4975 of the Code, (ii) the Company has no liability to any fiduciary (as defined in Section 3(21) of ERISA) that has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans, and (iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and neither the Company nor any of its Subsidiaries has any knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          (e) With respect to each of the employee benefit plans listed on the Benefit Plans Schedule, the Seller has furnished to NES true and complete copies
----------------------
of (i) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications, (ii) the Form 5500 Annual Report (including all schedules and other attachments for the most recent three years), (iii) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (iv) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

          (f)   Each employee benefit plan listed on the Benefit Plans
                                                        -------------
Schedule which is intended to be qualified under section 401(a) of the Code (i)
--------
has been amended to reflect all requirements of the Tax Reform Act of 1986 and all subsequent legislation which is required to be adopted prior to the end of the applicable remedial amendment period and (ii) has received from the Internal Revenue Service a favorable determination letter which considers the terms of the Plan as amended for such changes in the law.

          (g) The Company has not incurred and has no reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that the Company or any other entity, that together with the Company is treated as a single employer under section 414 of the Code, maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. No actual or potential withdrawal liability exists with respect to any multiemployer plan (as defined in Section 3(37) of ERISA, including without limitation, any liability which would exist if the Company withdrew from all multiemployer plans as of the Closing Date.

          3.18  Insurance.  The "Insurance Schedule" attached hereto lists
                ---------        ------------------
each insurance policy maintained by the Company and each of its Subsidiaries with respect to its properties, assets and business. All of such insurance policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policies and neither the Company nor any of its Subsidiaries has been denied insurance coverage during the past five years. Except as set forth on the Insurance Schedule, neither the Company nor any of its Subsidiaries has any
    ------------------
self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all reasonably anticipated liabilities with respect to self-insurance or coinsurance programs.

          3.19  Officers and Directors; Bank Accounts.  The "Officers,
                -------------------------------------        ---------
Directors, Partners and Bank Accounts Schedule" attached hereto lists all
----------------------------------------------
officers, directors and partners of the Company and each of its Subsidiaries, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for the Company and each of its Subsidiaries.

          3.20  Affiliate Transactions.  Except as disclosed on the
                ----------------------
"Affiliated Transactions Schedule" attached hereto or as contemplated by this
---------------------------------
Agreement, no Insider is a party to any material agreement, contract, commitment or transaction with the Company or any of its Subsidiaries or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries that was not entered into on an arm's length basis.

          3.21  Compliance with Laws.  The Company and each of its
                --------------------
Subsidiaries have complied with and are in substantial compliance with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the business, business practices (including, but not limited to, the Company's and its Subsidiaries' marketing and sales of their respective products and services) or any owned or leased properties of the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries may be subject, and to the Company's Knowledge, no claims have been filed against the Company or any of its Subsidiaries alleging a violation of any such laws or regulations, and neither the Company nor any of its Subsidiaries has received written notice of any such violations. This Section 3.21 does not include Environmental Matters. Representations and warranties regarding Environmental Matters shall be governed exclusively by Section 3.22.

           3.22 Environmental Matters.  Except as set forth on the
                ---------------------
"Environmental Schedule" attached hereto:
-----------------------

          (a) The Company and each of its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor any of its Subsidiaries has received written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or to any of its Subsidiaries or to any of their respective properties or facilities.

          (b) Without limiting the generality of the foregoing, the Company and each of its Subsidiaries have obtained and materially complied with, and are currently in material compliance with, all Environmental Permits required for occupancy of their respective properties or facilities or the operation of their respective businesses. A list of all such permits, licenses and other authorizations which are material to the Company or to any of its Subsidiaries is set forth on the Environmental Schedule.
                    ----------------------

          (c) Neither this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Company or any of its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (d)   Except as set forth in the Environmental Schedule, none of the
                                           ----------------------
following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills.

          (e)   Except as set forth in the Environmental Schedule, neither the
                                           ----------------------
Company nor any of its Subsidiaries have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company or any of its Subsidiaries for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other Environmental and Safety Requirements.

          (f)   Except as set forth in the Environmental Schedule, without
                                           ----------------------
limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company or any of its Subsidiaries shall prevent, hinder or limit continued material compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) Neither the Company nor any of its Subsidiaries have, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (h) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

          3.23  Disclosure. As of the date hereof, the written information
                ----------
provided to the Purchaser by the Company prior to the date of this Agreement in connection with the transactions contemplated hereby, taken together, does not contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained therein, in light of the circumstances under which they were made, not misleading in any material respect.

          3.24  Closing Date.  All of the representations and warranties
                ------------
contained in this Article III and all information delivered by the Company in any schedule, attachment or Exhibit hereto or in any writing delivered by the Company to the Purchaser or NES, to the Company's Knowledge and when taken together, are true and correct in all material respects as of the date hereof.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                   CONCERNING THE SELLER AND THE SHAREHOLDER

          As a material inducement to the Purchaser to enter into this Agreement, each of the Seller and the Shareholder severally represents and warrants, as applied solely to itself, to the Purchaser that as of the date hereof:

          4.1   Authorization of Transactions.    Each of the Seller and the
                -----------------------------
Shareholder has all requisite corporate or legal power, authority and legal capacity to execute and deliver the Transaction Documents to which such Seller or Shareholder is a party and to consummate the transactions contemplated thereby and hereby. Each of the Seller and the Shareholder has duly executed and delivered this Agreement and all of the other Transaction Documents to which such Seller or Shareholder is a party and such Transaction Documents, when executed and delivered by the other parties thereto, will constitute the valid and binding agreements of such Seller or Shareholder, enforceable against such Seller or Shareholder in accordance with their terms, subject to the Creditors Rights Exception.

          4.2   Absence of Conflicts. Except for the HSR Filing, neither the
                --------------------
execution and the delivery of this Agreement and the other documents contemplated hereby to which such Seller or Shareholder is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Partnership Interests owned by such Seller, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, under the provisions of any indenture, mortgage, lease, loan agreement or other material agreement or instrument to which such Seller or Shareholder is bound, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which such Seller or Shareholder is subject. Except for the HSR Filing, no notice to, filing with or authorization, consent or approval of any government or governmental agency by such Seller or Shareholder is necessary for the consummation of the transactions contemplated by this Agreement and the other documents contemplated hereby to which such Seller or Shareholder is a party.

          4.3   Brokerage.  Except as set forth on the Brokerage Schedule,
                ---------                              ------------------
there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Seller or Shareholder.

          4.4   Partnership Interests.  Such Seller holds of record and owns
                ---------------------
beneficially the Partnership Interests as indicated on the Schedule of Partners,
                                                           --------------------
free and clear of any Liens (other than those under the Partnership Agreement or the Delaware Revised Uniform Limited Partnership Act). Such Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any Partnership Interests of the Company (other than this Agreement and the Partnership Agreement). Such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Partnership Interests of the Company (other than the Partnership Agreement).

          4.5   Closing Date.  All of the representations and warranties
                ------------
concerning such Seller and Shareholder contained in this Article IV are true and correct in all material respects as of the date hereof.


                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER
            -------------------------------------------------------

          As a material inducement to the Seller and the Shareholder to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller and the Shareholder that:


          5.1   Organization and Corporate Power.  The Purchaser is a
                --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and agreements contemplated hereby to which the Purchaser is a party and perform its obligations hereunder and thereunder.

          5.2   Authorization of Transaction.  The execution, delivery and
                ----------------------------
performance of this Agreement and the other Transaction Documents and agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all requisite corporate action on the part of the Purchaser, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement or those other Transaction Documents and agreements. This Agreement constitutes, and each of the other Transaction Documents and agreements contemplated hereby to which the Purchaser is a party shall, when executed by the other parties thereto, constitute, a valid and binding obligation of the Purchaser, enforceable in accordance with their terms, subject to the Creditors Rights Exception.

          5.3   No Violation.  The Purchaser is not subject to or obligated
                ------------
under its certificate of incorporation, its by-laws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other Transaction Documents and agreements contemplated hereby to which the Purchaser is a party.

          5.4   Governmental Authorities and Consents.  Except for the HSR
                -------------------------------------
Filing, the Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other Transaction Documents and agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby. Except for the HSR Filing, no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement and the other Transaction Documents and agreements contemplated hereby to which the Purchaser is a party or the transactions contemplated hereby or thereby.

          5.5   Litigation.  There are no actions, suits, proceedings or
                ----------
orders pending or, to the Purchaser's knowledge, threatened against or affecting the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect the Purchaser's performance under this Agreement and the other Transaction Documents and agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby.


          5.6   Brokerage.  There are no claims for brokerage commissions,
                ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.


          5.7   Closing Date. All of the representations and warranties
                ------------
contained in this Article V and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to Seller are true and correct as of the date hereof.

          5.8   Investment Intent.  The Purchaser is acquiring the Acquired
                -----------------
Partnership Interests and Acquired Shares for its own account, for investment and not with a view to resale in connection with any distribution thereof, and is not participating in and does not have a participation in any such distribution or the underwriting of any such distribution and will not transfer such Acquired Partnership Interests or Acquired Shares in violation of any applicable securities law.


                                  ARTICLE VI

                      INDEMNIFICATION AND RELATED MATTERS
                      -----------------------------------

          6.1   Survival.  All representations, warranties, covenants and
                --------
agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of any Party, the knowledge of any of such Party's officers, directors, stockholders, partners, employees or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 6.2(a)(i) or Section 6.2(c)(i) unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable Limitation
                                                           ---------------------
Date" shall mean the second anniversary of the Closing Date; provided that the
----
Applicable Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 3.10 (Taxes), the Applicable Limitation Date shall be the 30th day after expiration of the statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled) applicable to the Tax which gave rise to such Loss,
(ii) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 3.22 (Environmental), the Applicable Limitation Date shall be the third anniversary of the Closing Date, and (iii) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 3.1 (Organization and Corporate Power), Section 3.2 (Authorization of Transactions), Section 3.3 (Capitalization), Section 3.14 (Brokerage) or Section 4.1, (Authorization of Transactions), Section 4.3 (Brokerage) or Section 4.4 (Partnership Interests) and with respect to any Loss arising from or related to a breach of the representations and warranties of Purchaser set forth in Section 5.1 (Organization and Corporate Power), 5.2 (Authorization of Transactions), 5.3 (No Violation) or 5.6 (Brokerage), there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever).

           6.2  Indemnification.
                ---------------

           (a) Each of the Seller and the Shareholder shall to the extent set forth herein jointly and severally indemnify the Purchaser, and the Company and each of their respective officers, directors, stockholders, employees, agents, affiliates, successors and assigns (collectively, the "Purchaser Parties") and
                                                       -----------------
hold each of them harmless from and against and pay on behalf of or reimburse such Purchaser Parties in respect of any Loss which any such Purchaser Party may suffer, sustain or become subject to, as a result of or relating to:


           (i) the breach of any representation or warranty made by the Company, the Seller or the Shareholder contained in this Agreement or any certificate delivered by the Company, the Seller or the Shareholder to the Purchaser with respect thereto in connection with the Closing;



          (ii) the breach of any covenant or agreement made by the Company, the Seller or the Shareholder contained in this Agreement, the other Transaction Documents, any Exhibit hereto or any certificate delivered by the Company, the Seller or the Shareholder to the Purchaser with respect thereto in connection with the Closing; and

          (iii) Pre-Closing Environmental Liabilities.

The Purchaser Party's remedy for any indemnification of Losses hereunder may be satisfied by proceeding against the Seller individually for all or any portion of any such Loss or against the Shareholder.

          (b) The indemnification provided for in Sections 6.2(a)(i) and 6.2(a)(iii) above is subject to the following limitations:

          (i) Each of the Seller and the Shareholder will be liable to the Purchaser Parties with respect to claims referred to in Section 6.2(a)(i) only if the Purchaser Party gives the Seller written notice thereof within the Applicable Limitation Date; and



          (ii) The aggregate amount of all payments made by the Seller and Shareholder in satisfaction of claims for indemnification pursuant to
     Section 6.2(a)(i) and Section 6.2(a)(iii) collectively shall not exceed $21,250,000 (the "Cap");
                       ---

          (ii) The Seller and the Shareholder shall not be liable to indemnify any Purchaser Parties pursuant to 6.2(a)(i) unless and until the Purchaser Parties have collectively suffered Losses pursuant to such Section in excess of a $200,000 aggregate basket ("Basket") (at which point, subject
                                             ------
     to the other limitations herein, the Seller and the Shareholder will be liable to the Purchaser Parties for all Losses in excess of such Basket);

          (iv) If the Seller's and Shareholder's indemnification obligation under this Section 6.2 arises in respect of any indemnifiable event (A) for which a Purchaser Party receives indemnification from the Seller or Shareholder and (B) which results in any Tax benefit to such Purchaser Party for any taxable period (or portion thereof) beginning and ending after the Closing Date which would not, but for such indemnifiable event, be available, such Purchaser Party shall pay, or shall cause to be paid, to the Seller or Shareholder an amount equal to the actual Tax saving produced by such Tax benefit reduced by the amount of any Tax detriment to such Purchaser Party as a result of the receipt of such indemnification. Tax benefits and detriments shall be taken into account as and when actually realized. The amount of any such Tax saving for any taxable period shall be the amount of the reduction in Taxes payable to a Tax authority by such Purchaser Party with respect to such Tax period (net of any Tax detriment resulting from the receipt of the indemnity payment) as compared to the Taxes that would have been payable to a Tax authority by such Purchaser Party with respect to such Tax period in the absence of such Tax benefit; and

          (v) Any payment made by the Seller or Shareholder to a Purchaser Party pursuant to this Section 6.2 in respect of any indemnifiable event shall be net of any insurance proceeds realized by and paid to such Purchaser Party in respect of such claim. Such Purchaser Party shall use its reasonable efforts to make insurance claims relating to any indemnifiable event for which it is seeking indemnification pursuant to this Section 6.2; provided that such Purchaser Party shall not be obligated to make such an insurance claim if the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to such Purchaser Party, as the case may be, would exceed the value of the claim for which such Purchaser Party is seeking indemnification. If a Purchaser Party receives an amount under insurance coverage or from such other party with respect to Losses at any time subsequent to any indemnification provided by the Seller or the Shareholder pursuant to this
     Section 6.2, then such Purchaser Party shall promptly reimburse the Seller, or the Shareholder as the case may be, for any payment made or expense incurred by the Seller in connection with providing such indemnification up to such amount received by the Purchaser Party or the Shareholder.

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Purchaser Party delivers written notice of a claim to the Seller no later than the Applicable Limitation Date, the Seller and the Shareholder shall be subject to the terms and conditions hereof required to indemnify the Purchaser Parties for all Losses (up to the Cap) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred. Any such written notice shall contain sufficient information and detail, to the extent it is then in the indemnified party's possession, to substantiate the nature, scope and validity of the claim.

          (c) The Purchaser shall indemnify the Seller and the Shareholder and hold each of the Seller, the Shareholder and any of their officers, directors, stockholders, employees, partners, agents, affiliates, successors and assigns (collectively, the "Seller Parties") harmless from and against and pay on behalf
                    --------------
of or reimburse such Seller Party in respect of any Loss which any Seller Party may suffer, sustain or become subject to, as a result of or relating to:

          (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement or any certificate delivered by the Purchaser to the Seller or the Shareholder with respect thereto in connection with the Closing;

          (ii) the breach of any covenant or agreement made by the Purchaser contained in this Agreement, the other Transaction Documents, any Exhibit hereto or any certificate delivered by the Purchaser to the Seller or the Shareholder with respect thereto in connection with the Closing; or

          (iii) any Post-Closing Environmental Liabilities.

          (d) The indemnification provided for in Section 6.2(c)(i) above is subject to the following limitations:

          (i) The Purchaser will be liable to the Seller Parties with respect to claims referred to in Section 6.2(c)(i) only if the Seller gives the Purchaser written notice thereof within the Applicable Limitation Date;

          (ii) The aggregate amount of all payments made by the Purchaser in satisfaction of claims for indemnification pursuant to Section 6.2(c)(i) shall not exceed the Cap; and

          (ii) The Purchaser shall not be liable to indemnify any Seller Parties pursuant to Section 6.2(c)(i) unless and until the Seller Parties have collectively suffered Losses pursuant to such Section in excess of the Basket (at which point, subject to the other limitations herein, the Purchaser will be liable to the Seller Parties for all Losses in excess of such Basket).

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Seller delivers written notice of a claim to the Purchaser no later than the Applicable Limitation Date, the Purchaser shall be required to indemnify the Seller Parties for all Losses (up to the Cap) which the Seller Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

          (e) If a party hereto seeks indemnification under this Article IX, such party (the "Indemnified Party") shall give prompt written notice to the
                 -----------------
other party (the "Indemnifying Party") after receiving written notice of any
                  ------------------
action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article IX, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to control the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, if the Indemnifying Party assumes control of such defense, the Indemnifying Party will be fully responsible for all Losses relating to such claims and that it will provide full indemnification to the Indemnified Party for all Losses relating to such claim, and, provided further that, the Indemnifying Party shall not have the right to assume control of such defense and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party, if the claim over which the Indemnifying Party seeks to assume control (i) is a claim that primarily seeks non-monetary relief, (ii) primarily involves criminal or quasi-criminal allegations, (iii) primarily involves a claim to which the Indemnified Party reasonably believes an adverse determination would be materially detrimental to or materially injure the Indemnified Party's reputation or future business prospects rather than a claim for monetary damages, or (iv) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

     The Indemnifying Party shall have the right to fully participate in any investigation by the Indemnified Party which is intended to elicit information that would form the basis for any claim for indemnity under this Agreement. If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless the employment thereof has been specifically authorized by the Indemnifying Party in writing.

     If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

          (f) Amounts paid to or on behalf of Seller, the Shareholder or Purchaser as indemnification shall be treated as adjustments to the Purchase Price for Tax purposes.

          (g) The Seller and the Shareholder hereby acknowledge that neither they nor their Affiliates have any claims or rights to contribution or indemnity from the Company with respect to any amount paid by any of them pursuant to this
Section 6.2.

          (h) The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VI, including, but not limited to, providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------

          7.1   Continuing Assistance.  Subsequent to the Closing, the Seller
                ---------------------
and the Purchaser (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

          7.2   Tax Matters.
                -----------

          (a) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid by the Seller or the Shareholder when due, and each Seller or Shareholder shall, at its or his own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, the Purchaser shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

          (b) The Seller or the Shareholder shall reimburse the Purchaser for all Taxes of the Company and its Subsidiaries with respect to any period (or portion thereof) ending on or before the Closing Date within ten days of payment by the Purchaser, the Company or any of its Subsidiaries of such Taxes , but only to the extent that the Taxes exceed the amount of accrued Taxes used in determining Net Equity for purposes of Section 2.3. For purposes of this Section

7.2(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which is respect to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and
(y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date.

          (c) Each of the Seller, the Shareholder and the Purchaser (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

          (d) Consistent with the requirements of Section 708(b)(1) (B) of the Code (1) the Company's taxable year shall terminate as of the Closing Date and
(ii) net income or net loss of the Company shall be determined based upon the actual operations of the Company as of the Closing Date. Net income or net loss of the Company arising prior to the Closing Date shall be allocated to the Seller for Tax purposes. Net income and net loss of the Company arising on or after the Closing Date shall be allocated to Purchaser for Tax purposes.

          7.3   Press Releases and Announcements.  After the Closing Date, no
                --------------------------------
press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company or any of its Subsidiaries shall be issued without the Purchaser's consent (which shall not be unreasonably withheld). Neither the Purchaser nor any of its Affiliates shall make any public disclosure of the Company's prior revenues or of the Purchase Price, except (i) with the consent of the Shareholder, (ii) as may be required by applicable law, or (iii) as disclosed in connection with the disclosure of several acquisitions together, in a manner in which such information is not specific to any individual acquisition.

          7.4   Further Transfers.  Each party shall execute and deliver such
                -----------------
further instruments of conveyance and transfer and take such additional action as may be reasonably requested by the other party to effect, consummate, confirm or evidence the transfer to the Purchaser of the Acquired Partnership Interests and the Acquired Shares and any other transactions contemplated hereby.

          7.5   Specific Performance.  Each of the Seller and the Shareholder
                --------------------
acknowledges that the Company's and each of its Subsidiaries' businesses is unique and recognizes and affirms that in the event of a breach of this Agreement by such Seller or Shareholder, money damages may be inadequate and Purchaser may have no adequate remedy at law. Accordingly, each of the Seller and the Shareholder agrees that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and such Seller's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

          7.6   Transition Assistance.  During the five year period following
                ---------------------
the Closing Date, each of the Seller and the Shareholder shall not in any manner take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Company and/or any of its Subsidiaries after the date of this Agreement as were maintained with the Company and/or any of its Subsidiaries prior to the date of this Agreement, except that nothing herein shall restrict any activity with respect to Speed Shore that is not otherwise prohibited by Section 7.10 (Non-Competition, Non-Solicitation and Confidentiality) of this Agreement.

          7.7   Expenses.  Except as otherwise provided herein, each of the
                --------
Seller, the Shareholder and the Purchaser shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (collectively, the "Transaction Expenses"); it
                                                    --------------------
being understood that the Seller and the Shareholder shall pay the fees, costs and expenses of the Company and its Subsidiaries and that the Company shall pay any of the Seller's fees, costs and expenses (including, without limitation, legal and accounting fees, costs and expenses) arising in connection with the transactions contemplated hereby if the transactions are not consummated. At the request of the Seller and the Shareholder, the fees, costs and expenses for which they are liable pursuant to this Section 7.7 may be deducted from the Cash Purchase Price and paid directly to the Seller's legal counsel, investment bankers and other agents of Seller. To the extent that the Company pays or becomes liable with respect to any Transaction Expenses of the Company, any of its Subsidiaries, the Seller or the Shareholder, the Cash Purchase Price shall be reduced dollar-for-dollar.

          7.8   Exclusivity.  Until this Agreement is terminated by its terms,
                -----------
neither the Company, any of its Subsidiaries nor the Seller or the Shareholder shall (and neither the Company nor the Seller or the Shareholder shall cause or permit any Insider or agent or any other Person acting on behalf of any Seller, the Shareholder, the Company or its Affiliates to) (a) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any (i) liquidation, dissolution or recapitalization of,
(ii) merger or consolidation with or into, (iii) acquisition or purchase of assets (other than in the Ordinary Course of Business) of or any equity interest in or (iv) similar transaction or business combination involving the Company or
(b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. Each of the Company, the Seller and the Shareholder agrees to discontinue immediately (and will cause any Insider or agent or any other Person acting on behalf of any Seller, the Shareholder, the Company, or its Affiliates to discontinue immediately) any negotiations or discussion with respect to any of the foregoing. Until this Agreement is terminated by its terms, the Seller, the Shareholder and the Company shall notify the Purchaser immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          7.9   Books and Records.  Unless otherwise consented to in writing by
                -----------------
the Seller and the Purchaser, the Purchaser, the Seller and the Shareholder will not, for a period of seven years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Company acquired by the Purchaser hereunder or retained by any Seller or the Shareholder without first offering to surrender to the other Party such books and records or any portion thereof of which the Seller, the Shareholder or the Purchaser may intend to destroy, alter or dispose. The Purchaser, the Seller and the Shareholder will allow the other party's attorneys and accountants access to such books and records, upon reasonable request during such party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

          7.10  NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY.
                -----------------------------------------------------

          (a)   Non-competition.  In consideration of the mutual covenants
                ---------------
provided for herein to the Seller at the Closing, during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Non-compete Period"), neither the Seller nor the Shareholder (collectively, the
 ------------------
"Non-competing Parties") shall engage (whether as an owner, operator, manager,
 ---------------------
employee, officer, director, consultant, advisor, Seller or otherwise) directly or indirectly in any of the following businesses that the Company or any of its Subsidiaries conduct as of the Closing Date in the United States: the rental of hydraulic shoring equipment, trench shielding equipment, road plates, lasers, confined space technology (including gas monitors and blowers), air and hydraulic testing equipment, trenchless technology (including piercing and boring equipment) and compaction equipment, and the provision of engineering services in conjunction with the foregoing rental activity, as of the Closing Date in the United States, except: (1) the Non-competing Parties shall not be precluded from manufacturing shoring equipment and related products (but shall be precluded from using the name "The Plank Company" or any similar name in connection with any business involving the rental of shoring, trench safety and related equipment or any other business described in the preceding part of this sentence until 18 months following the Closing Date), (2) as expressly permitted under any employment agreement with the Company executed at the Closing as contemplated hereunder; provided that ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses and (3) the Non-competing Party shall not be precluded from directly or indirectly continuing any activities or operations of or ownership in Speed Shore or any Subsidiaries of Speed Shore or otherwise engaging in activity permitted under the Supply Agreement (subject to the prohibitions contained therein) (but in no event shall the Non-competing Party engage in the rental of hydraulic shoring equipment, trench shielding equipment, road plates, lasers, confined space technology (including gas monitors and blowers), air and hydraulic testing equipment, trenchless technology (including piercing and boring equipment) and compaction equipment and the provision of engineering services in conjunction with the foregoing rental activity. The parties hereto agree that the covenant set forth in this Section 7.10 is reasonable with respect to its duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.10(a) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. As further consideration for the obligations of the Seller pursuant to this Section 7.10, the Purchaser shall pay to the Shareholder $250,000 in cash on the Closing Date (the "Non-compete Payment").
      -------------------

          (b)   Non-solicitation. Each of the Seller and the Shareholder agrees
                ----------------
that, during the Non-compete Period, such Seller or Shareholder shall not, shall cause the other Non-competing Parties to not, and shall use its or his best efforts not to permit such Seller's affiliates to, hire (whether as an employee, consultant, agent, independent contractor or otherwise) any person employed by the Company or any of its Subsidiaries at the Closing Date or during the Non-compete Period, without the prior written consent of the Purchaser. The Purchaser agrees that, during the Non-compete Period, such Purchaser shall not, and shall cause its Affiliates to use their best efforts not to permit such Purchaser's affiliates to, hire (whether as an employee, consultant, agent, independent contractor or otherwise) Alton Cherry or any person employed by the Seller or any of its Affiliates at the Closing Date or during the Non-compete Period, without the prior written consent of the Seller.

          (c)   Confidentiality.  Each of the Seller and the Shareholder shall,
                ---------------
and shall cause the other Non-competing Parties to, treat and hold as confidential any information concerning the business and affairs of the Company or any of its Subsidiaries that is not already generally available to the public (the "Confidential Information"), refrain from using any of the Confidential
      ------------------------
Information except in connection with this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control other than Confidential Information that the Seller or Shareholder reasonably believe may be necessary for use in connection with this Agreement, the Lease, the Supply Agreement or other transactions contemplated hereby or with respect to any Taxes or other matters which may effect the Seller and Shareholder after the Closing. Additionally, notwithstanding the above, information subject to the operation of this Section 7.10(c) shall not include information that (i) becomes generally available to the public other than as a result of a prohibited disclosure by the party seeking to make such disclosure or use or (ii) is rightfully disclosed to the parties seeking to make such disclosure for use on a non-confidential basis by a source other than a party seeking to dispute such disclosure or use. In the event that any Non-competing Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller and the Shareholder shall cause such Non-competing Party to notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 7.10(c). If, in the absence of a protective order or the receipt of a waiver hereunder, any Non-competing Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Non-competing Party may disclose the Confidential Information to the tribunal; provided that the Non-competing Party shall use his or its best efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate. Except to the extent the information becomes publicly available through no fault of the Shareholder or Seller or their Affiliates, the Seller and the Shareholder agree to keep the terms of this Agreement and the transactions contemplated herein, including the amount of the Purchase Price, strictly confidential, and they shall not disclose such information (except such information as is necessary to complete their respective Tax Returns) without the prior written consent of Purchaser (unless either of them in good faith believes that disclosure is required by applicable law or is ordered to do so by a court of law with jurisdiction over such Seller or Shareholder).

          (d)   Trade Names and Service Marks. For a period of eighteen (18)
                -----------------------------
months beginning on the Closing Date, Seller grants to the Company and its Affiliates (as defined in the Supply Agreement) an exclusive, royalty-free license to use the Plank Company logo service mark and the trade name "The Plank Company" (collectively, the "Marks") in the United States in connection with the
                             -----
provision of Services in Existing Markets (as defined in the Supply Agreement). As used herein, the term "Services" shall mean the following services that the Company provides as of the Closing Date: the rental of hydraulic shoring equipment, trench shielding equipment, road plates, lasers, confined space technology, (including gas monitors and blowers), air and hydraulic testing equipment, trenchless technology (including piercing and boring equipment) and compaction equipment and the provision of engineering services in conjunction
with the foregoing rental activity (the "Services").   Nothing in this Agreement
                                         --------
shall be construed to be a transfer or assignment of Seller's rights, title and interest in or to the Marks. During the eighteen months following the Closing Date, the Company and its Affiliates (as defined in the Supply Agreement) may use, with the Seller's prior written consent (which consent will not be unreasonably withheld or delayed), such Marks in connection with the provision of Services at any start-up operations operating under the Supply Agreement during such period in any New Markets (as defined in the Supply Agreement) that are not being serviced by other Speed Shore distributors. The Company recognizes the goodwill associated with the Marks and will not permit the quality of the Services with which the Company and its Affiliates use the Marks to deteriorate so as to adversely affect the goodwill associated with the Marks; provided,
                                                                  --------
however, the Company has no obligation to use or continue to use such Marks
-------
during the entire eighteen month period following the Closing Date. The Company and its Affiliates shall maintain quality standards for all permitted uses of the Marks which shall be substantially equivalent to those standards used by the Company in connection with the Services immediately prior to the Closing Date. The Company shall, upon the reasonable request of Seller, from time to time furnish Seller, without charge, information and materials to enable Seller to ensure compliance with the foregoing requirement. All ownership of the Marks shall at all times belong to Seller and all use of the Marks by Company and its Affiliates will inure to the benefit of Seller. Company and its Affiliates agree not to claim or to assert any right of ownership in or to the Marks and shall not initiate any regulatory or other action that could destroy, damage, or impair in any way the ownership or rights of Seller in or to the Marks.
Company and its Affiliates shall cooperate in the execution of any documents, and the taking of other actions that Seller reasonably requests to create, record or perfect Seller's sole and exclusive ownership of the Marks, including without limitation taking actions necessary to apply for or obtain, defend, litigate, or protect trademark, service mark and trade name rights and registrations. Seller shall reimburse the Company's reasonable out-of-pocket expenses in taking actions requested by Seller under this Section 7.10(d). Eighteen months from the Closing Date, Company and its Affiliates shall cease and discontinue all use of the Marks (including, without limitation, any use of the Marks as a company name) and any Marks confusingly similar thereto, including but not limited to Marks comprising or using the word "PLANK."
Nothing
contained in this Agreement shall be construed as (a) a warranty or representation of Seller as to the validity or scope of the Marks; (b) a warranty or representation that any good or service using the Marks will not infringe any right of any third party; or (c) an agreement to defend the Company and its Affiliates against actions or suits of any nature brought by any third parties regarding the Marks. Company agrees that during the term of this Agreement, Company shall be responsible for complying with and assuring compliance with all laws and regulations applicable to the Company or its Affiliates' or designees' performance of the Services. Company agrees to indemnify and hold Seller and its Affiliates harmless against any action, claims, damages, injuries, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or claimed to arise from (i) the Services and (ii) any material breach by Company or its Affiliates of its obligations or warranties under this Section 7.10(d).

          (e)   Remedy for Breach.  Each of the Seller and the Shareholder
                -----------------
acknowledges and agrees that in the event of a breach by any Seller or the Shareholder of any of the provisions of this Section 7.10, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, the Purchaser and/or their respective Subsidiaries, successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

          7.1   United Rentals Litigation.  The Purchaser shall be responsible
                -------------------------
for, and shall pay, (1) all of its own fees and expenses and (2) within five business days of a written request therefor, all of the Shareholder's reasonable out-of-pocket expenses incurred after the Closing Date in connection with the lawsuit filed by the Company against U.S. Rentals, Inc. (filed in the District Court of Jefferson County, Texas, 58/th/ Judicial District and captioned as Cause No. A-157577, The Plank Company and Speed Shore Corporation vs. U.S.
                    ------------------------------------------------------
Rentals, Inc.) (including any appeals, subsequent or related litigation) (the
-------------
"URI Suit"). Within five business days of any monetary award received by the Company, the Purchaser or any of their Affiliates in the URI Suit, the Purchaser
                                                         --------
shall pay to the Shareholder a cash payment in immediately available funds equal to 25% of the amount of such award net of the lesser of (i) all of the Purchaser's out-of-pocket expenses and any of Shareholder's out-of-pocket expenses (to the extent such expenses are borne by Purchaser) or (ii) $250,000. In the event of any non-cash award in favor of the Company or non-cash settlement entered into by the Company (i.e., equitable relief), the Purchaser or any of its Affiliates in respect of the URI Suit, the Purchaser shall pay to the Shareholder $75,000. In the event that the Company obtains an award or settlement which consists of a mix of monetary (e.g., compensatory damages) and non-monetary (e.g., equitable relief, such as injunctive relief) elements, then the Purchaser shall pay to the Shareholder the greater of (1) $75,000 or (2) 25% of the amount of such award net of the lesser of (i) all of the Purchaser's out-of-pocket expenses and any of the Shareholder's out-of-pocket expenses (to the extent such expenses are borne by Purchaser) or (ii) $250,000. The Purchaser shall be entitled to control all aspects of litigating the URI Suit, including but not limited to the selection of counsel, the decisions to proceed to trial, to make or reject settlement offers, to appeal any verdict, assert or remove claims or counter-claims, and any other aspect that is material to the handling of the URI Suit. Each of the Shareholder and the Seller shall have a duty to cooperate with the Purchaser with respect to the handling of the URI Suit, including but not limited to providing full cooperation with respect to all aspects of investigating, prosecuting, and defending any aspects of the claim, handling pre-trial, trial and appellate activities, and reaching any compromise or settlement of the URI Suit, which shall also include providing the Purchaser with reasonable access to employees and officers (including as witnesses at any stage of the proceeding) and all documents necessary to prosecute this claim through appeal. To the actual knowledge of the Shareholder and Seller (without any duty to investigate), neither the Shareholder nor the Seller has destroyed or spoiled any records which may be relevant to the prosecution or defense of the URI Suit, and the Shareholder and the Seller agree to exert their reasonable best efforts not to destroy or spoil any records which may be relevant to the prosecution or defense of this claim.

          7.12 Employee Benefits.  Effective as of the Closing Date, the
               -----------------
Seller shall (A) have made matching contributions on behalf of the Company employees in the amount of 15% of such Company employees' 401(k) salary deferral, taking into account a maximum of 6% of each such Company employees' compensation which is so deferred, through the period of June 30, 1999 (and the Seller shall make matching contributions on behalf of the Company employees in the amount of 15% of such Company employees' 401(k) salary deferral, taking into account a maximum 6% of each such Company employees' compensation which is so deferred, for the period of July 1, 1999 through July 30, 1999) and (B) assume sponsorship of each employee benefit plan set forth on the Benefit Plans
                                                           -------------
Schedule (collectively, the "Employee Benefit Plans") and shall retain all
--------
liabilities and obligations with respect to such plans, including, without limitation, the obligation to provide medical continuation coverage to those individuals who were receiving or were entitled to receive continuation coverage under Section 4980B of the Code. On and after the Closing Date, employees of the Company (and their covered dependents) shall cease active participation under the Employee Benefit Plans, and Purchaser shall provide the Company employees (and their covered dependents) with benefits that are substantially similar in the aggregate to those provided to similarly situated employees of Purchaser and its Affiliates. Purchaser shall cause its benefit plans to (i) waive any waiting period and any restrictions or limitations for pre-existing conditions, (ii) give credit for any deductible or out-of-pocket expenses incurred by the employees (and their covered dependents) under the Employee Benefit Plans during the current plan year and (iii) credit Company employees with service with the Company and its Affiliates for all purposes other than accrual of benefits, including eligibility to participate or to receive benefits for which a specified period of service is required. Effective as of the Closing Date, Seller shall fully vest all Company employees' account balances under The Plank Companies, Inc. Employee Savings Plan and shall, within 60 days following the Closing Date, transfer such account balances to the NES Profit Sharing and 401(k) Plan.

          7.13 No Set-Off. Neither the Purchaser nor the Seller shall have
               ----------
any right to set-off any Losses against any payments to be made by either of them pursuant to this Agreement or any of the other transactions entered into in connection with the consummation of this transaction.

          7.14 No Duplication.   No liability for indemnification hereunder
               ---------------
shall be determined to result in duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement or previously resulting in a purchase price adjustment.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

          8.1  Amendment and Waiver.  This Agreement may be amended and any
               --------------------
provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by the Purchaser and the Seller. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

          8.2  Notices. All notices, demands and other communications given or
               -------
delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to each Seller shall, unless another address is specified in writing, or unless receipt of notice has been specifically delegated to the Seller under this Agreement, be sent to the address or telecopy number indicated on the signature page attached hereto, and notices, demands and communications to the Seller, the Company and the Purchaser shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

Notice to the Seller:                         With a Copy to:
--------------------                          --------------

c/o Michael J. Plank                          Baker & Botts, LLP
3330 S. Sam Houston Parkway East              910 Louisiana, Suite # 3309
Houston, Texas 77047                          Houston, Texas 77002-4995
Telecopy: (713) 910-1110                      Telecopy: (713) 229-1522
                                              Attention: Gregory V. Nelson, Esq.

Notices to the Company:                       with a copy to:
----------------------                        --------------

The Plank Company                             Baker & Botts, LLP
8601 Gulf Freeway                             910 Louisiana, Suite # 3309
Houston, Texas 77017                          Houston, Texas 77002-4995
Telecopy: (713) 944-8192                      Telecopy: (713) 229-1522
Attention: Ronald Chilton                     Attention: Gregory V. Nelson, Esq.

Notices to Purchaser:                         with a copy to:
--------------------                          --------------

c/o National Equipment Services, Inc.         Kirkland & Ellis
1603 Orrington Avenue, Suite 1600             200 East Randolph Drive
Evanston, IL 60201                            Chicago, IL  60601
Telecopy: (847) 733-1078                      Telecopy:  (312) 861-2200
Attention: Chief Executive Officer            Attention: Sanford E. Perl, Esq.

          8.3  Binding Agreement; Assignment. This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Seller or the Shareholder without the prior written consent of Purchaser or by Purchaser (except as otherwise provided in this Agreement) without the prior written consent of each Seller. Without limiting the generality of the foregoing:

          (a) the Purchaser may at any time prior to the Closing, at its sole discretion, assign, in whole or in part, its rights (but not its obligations) pursuant to this Agreement to one or more of its wholly-owned Subsidiaries, provided, however, that the Purchaser shall remain liable for all of its
--------  -------
obligations hereunder;

          (b) the Purchaser may assign its rights under this Agreement for collateral security purposes to any lender providing financing to the Purchaser, the Company, or any of their Affiliates and any such lender may exercise all of the rights and remedies of the Purchaser hereunder, provided, however, that the
                                                    --------  -------
Purchaser shall remain liable for all of its obligations hereunder; and

          (c) the Purchaser may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Company or substantially all of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise), provided, however, that the Purchaser shall
                                --------  -------
remain liable for all of its obligations hereunder.

          8.4  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          8.5  No Strict Construction.  The language used in this Agreement
               ----------------------
shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

          8.6  Captions.  The captions used in this Agreement are for
               --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no captions had been used in this Agreement.

          8.7  Entire Agreement.  This Agreement and the documents referred
               ----------------
to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

          8.8  Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

          8.9  Governing Law.  All questions concerning the construction,
               -------------
validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          8.10 Parties in Interest.  Nothing in this Agreement, express
               -------------------
or implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

          8.11 Arbitration.
               -----------

          (a)  The Parties agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions this Agreement (the "Disputes")
                                                                     --------
following the Closing; provided that nothing in this Section 8.11 shall prohibit
                       -------- ----
a party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby acknowledge and agree that, except as otherwise provided in this Section 8.11 or in the Rules for Non-Administered Arbitration of Business Disputes (the "Rules") promulgated by the Center for
                                       -----
Public Resources Institute for Dispute Resolutions (the "Institute") as in
                                                         ---------
effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the United States Arbitration Act, 9 U.S.C. (S)1 et. seq.
                                      --- ----

          (b) In the event that any Party asserts that there exists a Dispute, such Party shall deliver a written notice to each other Party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after the delivery of such notice, the Party delivering such notice of Dispute (the "Disputing Person") may, within 45 business days after
                        ----------------
delivery of such notice, commence arbitration hereunder by delivering to each other Party involved therein a notice of arbitration (a "Notice of
                                                         ---------
Arbitration"). Such Notice of Arbitration shall specify the matters as to which
-----------
arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Rules as in effect from time to time to be included therein. The Parties shall mutually agree upon one arbitrator to resolve any Dispute pursuant to the procedures set forth in the Section and the Rules, or if unable to so agree, each of the Purchaser and the Seller shall select an independent and impartial arbitrator, and a third impartial and independent arbitrator shall be selected by the two arbitrators selected by each of the Purchaser and the Seller; these three arbitrators (if one arbitrator, the "Arbitrator," or if
                                                         ----------
three, the "Arbitrators") will conduct the arbitration in accordance the Rules.
            -----------
The Arbitrator(s) shall permit and facilitate such discovery as the Party initiating such claim shall reasonably request.

          (c) The Arbitrator(s) selected pursuant to Section 8.11(b) will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.

For example, if the Purchaser submits a claim for $1,000 and if the Seller contests only $500 of the amount claimed by the Purchaser, and if the Arbitrator(s) ultimately resolves the dispute by awarding the Purchaser $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 / 500) to the Seller and 40% (i.e., 200 / 500) to the Purchaser.

          (d)  The arbitration shall be conducted in New York, New York under the Rules as in effect from time to time. The Arbitrator(s) shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable,
            -------------------
but in no event later than 90 days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by the Arbitrator(s) prejudicing the rights of any party and to correct manifest clerical errors.

          (e) Either party may enforce any Final Determination in any state or federal court in the continental United States. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

                 *          *          *          *          *

          IN WITNESS WHEREOF, the Parties have executed this Purchase Agreement as of the date first written above.


                              NES SHORING ACQUISITION, INC.


                              By:   s/ Kevin P. Rodgers
                                   --------------------------

                              Its: Chief Executive Officer
                                   --------------------------

                              THE PLANK COMPANIES, L.P.

                              By:  Plank Management, Inc.
                              Its: General Partner

                              By:   s/ Michael J. Plank
                                   --------------------------

                              Its: __________________________


                              THE PLANK COMPANIES, INC.


                              By:   s/ Michael J. Plank
                                   --------------------------

                              Its:  President
                                   --------------------------

                              PLANK MANAGEMENT, INC.

                              By:   s/ Michael J. Plank
                                   --------------------------

                              Its: __________________________


                                    s/ Michael J. Plank
                              -------------------------------
                               Michael J. Plank



                [Signature Page to the Purchase Agreement]